     As filed with the Securities and Exchange Commission on July 28, 1999
                                                  Registration No. 333-[_______]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               PRIMARK CORPORATION
             (Exact name of registrant as specified in its charter)

          Michigan                                       38-2383282
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                         1000 Winter Street, Suite 4300
                          Waltham, Massachusetts 02154
                    (Address of principal executive offices)

                1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                            ------------------------

                            Michael R. Kargula, Esq.
             Executive Vice President, General Counsel and Secretary
                               Primark Corporation
                         1000 Winter Street, Suite 4300
                          Waltham, Massachusetts 02451
                                 (781) 466-6611
 (Name, address and telephone number, including area code, of agent for service)

                            ------------------------



                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------

                                             AMOUNT         PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
TITLE OF SECURITIES                          TO BE           OFFERING PRICE        AGGREGATE OFFERING     REGISTRATION
TO BE REGISTERED                         REGISTERED(1)        PER SHARE (2)            PRICE (2)             FEE (2)
-------------------------------------------------------------------------------------------------------------------------

   Common Stock,
Without Par Value                           200,000               $26.28               $5,256,000           $1,461.17
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of securities pursuant to Rule 416 as may be issued in the event of a stock dividend, stock split, recapitalization or similar change in the registered securities.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices for shares of the registrant's common stock as reported on the New York Stock Exchange on July 27, 1999.

                                     PART I

                                EXPLANATORY NOTE

     This registration statement is being filed to register 200,000 shares of common stock of Primark Corporation issuable pursuant to the exercise of options issued under the Company's 1999 Stock Option Plan for Non-Employee Directors (the "Plan").

     The registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8), which may be used for reoffers and resales by certain shareholders of the common stock under the Plan.

     The second part contains "Information Required in the Registration Statement" under the requirements applicable to Part II of Form S-8.

     Pursuant to the Note to Part I of Form S-8, the documents containing the Plan Information specified by Part I of Form S-8 have been or will be sent or given to participants who receive or exercise options under the Plan as specified by Rule 428(b)(1), but such documents are not being filed with this registration statement. Such documents (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                      (i)

PROSPECTUS


                               PRIMARK CORPORATION

                         200,000 Shares of Common Stock

     Shareholders of Primark Corporation named in this prospectus are selling 200,000 shares of Primark's common stock that they acquired or will acquire through the exercise of stock options issued to them under the Primark Corporation 1999 Stock Option Plan for Non-Employee Directors.

     We expect that sales made pursuant to this prospectus will be made:

     -    in broker's transactions;

     -    in transactions directly with market makers; or

     -    in negotiated sales or otherwise.

     The selling shareholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. Primark will not receive any of the proceeds from these sales.

     The brokers and dealers that the selling shareholders use to sell these shares may receive compensation in the form of underwriting discounts, concessions, or commissions from the sellers or purchasers of the shares. Any compensation may exceed customary commissions. The selling shareholders and the brokers and dealers that they use may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of these shares may be considered to be underwriting compensation.

     Primark's common stock is listed on the New York Stock Exchange under the symbol PMK and on the Pacific Exchange, Inc. On July 27, 1999 the last reported sale price of Primark's common stock was $26.25 per share.

                            ------------------------

     INVESTING IN PRIMARK'S COMMON STOCK INVOLVES VARIOUS RISKS. SEE "RISK FACTORS," BEGINNING ON PAGE 2.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

July 28, 1999

                                   OUR COMPANY

     Primark Corporation is a leading global information service provider of comprehensive financial, economic and market research information to investment, legal, accounting, banking, corporate and government customers. We develop and market "value-added" database and information products that cover established and emerging markets worldwide. Our proprietary analytical software applications allow our customers to analyze and present financial, economic and market research information.

                                  RISK FACTORS

     You should consider carefully all of the information in this prospectus, including the following risk factors and warnings, before deciding whether to invest in our common stock.

TECHNOLOGICAL CHANGE MAY HARM OUR BUSINESS.

     We operate principally in the information services industry, which changes rapidly and is characterized by the continuous development of new standards and technology. Our ability to apply new technology to, and to develop new applications for, our information services businesses will be a significant factor in our ability to grow and remain competitive. Changes in the industry, such as enhancements to computer systems may make collection of data easier and lower barriers to entry into the information services industry.

     Our future success will depend significantly on our ability to continue to develop and deliver technologically advanced products and services. The cost of developing such products and services could adversely affect our future results of operations. In addition, we cannot guarantee that we will be able to respond promptly to technological changes or that our services will remain competitive with our competitors' new service offerings.

WE MAY SUFFER ADVERSE EFFECTS FROM COMPETITION WITH OTHER FINANCIAL INFORMATION OR DATABASE PROVIDERS.

     The information services industry is highly competitive and is expected to continue to be so in the future. In addition, the industry is characterized by rapid technological change and entry into the field by large and well-capitalized companies and smaller competitors. Examples of our competitors include The McGraw-Hill Companies, Inc., Thompson Financial Services and FactSet. We compete, or may compete, with large, well-established information providers as well as many of the database providers from whom we obtain data for inclusion in our systems. Some of our competitors offer databases and applications similar to those offered by us and also have substantially larger customer bases, greater name recognition and greater financial, technical and marketing resources than we do.

     Technological advances or the introduction of new products and services in the information services industry could harm us. For example, the release of the EDGAR database by the SEC in late 1995:

     -    reduced demand for Disclosure/Worldscope's paper based services,

     -    allowed new competitors to enter the market at lower prices, and

     - resulted in a 4.9% decline in year over year annualized revenues for Disclosure/Worldscope as of May 31, 1999. However, within this decline was a 16.3% period to period growth in Disclosure/Worldscope's electronic business.

     We cannot guarantee that we will be able to compete successfully or that competitive pressures will not harm us.

BECAUSE OUR INTERNATIONAL OPERATIONS ARE SIGNIFICANT, WE ARE VULNERABLE TO FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES, WHICH COULD ADVERSELY AFFECT US.

     We have substantial international operations, which create special risks. The primary risk is that unfavorable foreign exchange rate changes will cause us to lose money. We earn and spend most of our money in foreign currencies, which makes us vulnerable to currency exchange rate changes. We try to reduce this risk by engaging in currency hedging transactions. However, we cannot guarantee that we will be able to continue to engage in such hedging activities on commercially satisfactory terms, if at all.

     We are also subject to the customary risks associated with international business, including:

     -    political risks,

     -    local laws and taxes,

     -    the potential imposition of trade or currency exchange restrictions,

     -    tariff increases,

     -    difficulties or delays in collecting accounts receivable,

     -    weak foreign economies, and

     - a weakening of foreign currencies in countries where we do business against the U.S. dollar.

     In 1998, international revenues and operating income, excluding restructuring charges, represented approximately 56% and 72% of total consolidated revenues and operating income, excluding restructuring charges, respectively.

FUTURE ACQUISITIONS MAY NOT PROVIDE THE DESIRED ECONOMIC BENEFITS.

     We have acquired several companies recently, and may acquire others in the future. We are actively pursuing several potential acquisitions, although no agreements have been reached yet. Acquisitions create the following risks:

     -    They may harm our operating results.

     - We may not successfully integrate the new company into our existing businesses.

     - They may divert senior management's attention away from day-to-day affairs.

     -    There may also be unanticipated problems or liabilities.

     - We cannot guarantee that we will identify, finance and complete future acquisitions on acceptable terms.

THE LOSS OF KEY MANAGEMENT PERSONNEL COULD ADVERSELY AFFECT OUR OPERATIONS.

     Our success depends to a significant extent upon our senior management and key employees and our ability to attract and retain key management, marketing, finance and technical personnel. The market for experienced management and highly skilled personnel is very competitive. If we lose the services of key management personnel or cannot attract and retain skilled technical personnel, we could suffer.

FAILURES TO BE YEAR 2000 COMPLIANT COULD DISRUPT OUR OPERATIONS AND ADVERSELY AFFECT US.

     Year 2000 or "Y2K" issues exist when dates are recorded in computers using two digits, rather than four, and are then used for arithmetic operations, comparisons or sorting. A two-digit recording may recognize a date using "00" as 1900 rather than 2000, which could cause our computer systems to perform inaccurate computations. We have devoted substantial resources to solving our Y2K problem. While we expect our efforts to be successful, if we are not Y2K compliant in a timely manner, it could result in a material adverse effect on us.

     Additionally, our products and services depend on technological components, equipment and software that third parties developed. These items may not be Y2K compliant. If these third party components, equipment or software fail to operate properly, they could interrupt our operations or require us to incur unanticipated expenses to remedy any problems. These interruptions and expenses could have a material adverse effect on our business and operating results.

A DOWNTURN IN THE FINANCIAL SERVICES INDUSTRY COULD DECREASE OUR REVENUES AND PROFITS.

     Most of our business serves institutions and professionals in the financial services industry although we have corporate and governmental customers. A downturn in the financial services industry could reduce the demand for our products and, consequently, our revenues and profits. For example, we believe that the adverse impact on the financial services industry following the 1997 collapse in the Asian financial markets, together with the more recent financial market volatility caused by concerns over conditions in Russia and Latin America, has had a negative impact on our revenue growth and profitability. In addition, financial institutions are continuing to consolidate. This consolidation increases the leverage of our customers to negotiate price and decreases the overall potential market for some of our services. These factors, as well as other changes occurring in the U.S. and international financial services industry, could weaken our financial position and results of operations.

OUR FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.

     This prospectus contains "forward-looking statements." These forward-looking statements, such as:

     -    our plans and strategies,

     -    our anticipation of revenues from designated markets,

     -    statements regarding the development of our businesses,

     -    the markets for our services and products,

     -    our anticipated capital expenditures, and

     - other statements contained in this prospectus regarding matters that are not historical facts,

are only predictions and estimates regarding future events and circumstances. Actual events or results may differ materially from expected events or results as a result of the risks we face. Such risks include the risks described in this section. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of their dates. We do not intend to update publicly or revise any forward-looking statements.

WE MAY INCUR SUBSTANTIALLY MORE DEBT, WHICH COULD HAVE IMPORTANT CONSEQUENCES FOR OUR SHAREHOLDERS.

     We may use our credit facility or incur additional indebtedness in the future in connection, for example, with acquisitions, the repurchase of our common stock, general corporate purposes and capital expenditures. If we incur substantial indebtedness in the future, it could have important consequences for our shareholders including the following:

     - our ability to obtain any necessary financing in the future may be limited;

     - our level of indebtedness could limit our flexibility in planning for, or reacting to, changes in our business;

     - we could be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

     - our degree of indebtedness could make us more vulnerable to a downturn in our business or the economy generally;

     - the debt service requirements of any additional indebtedness could make it more difficult for us to make payments on currently outstanding indebtedness; and

     - a substantial portion of our cash flow from operations could be dedicated to the repayment of our indebtedness and would not be available for other purposes.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the common stock by the selling shareholders in this offering.

                           SELLING SHAREHOLDERS

     The following table sets forth, for each selling shareholder as of July 1, 1999, the number of shares of Primark's common stock beneficially owned by the selling shareholder and the minimum number that may be offered by the selling shareholder using this prospectus. The shares of common stock covered by this prospectus are shares that have been acquired or may be acquired through the exercise of options issuable under the Primark Corporation 1999 Stock Option Plan for Non-Employee Directors. The selling shareholders may in the future acquire additional options under the Plan, and shares upon exercise of those options, and sell those additional shares using this prospectus. Because the selling shareholders, from time to time, may sell some or all of the common stock offered in this prospectus, and may purchase and sell other shares of the Company's common stock, no accurate estimate can be made of the aggregate amount of common stock that will be owned by each selling shareholder upon completion of the offering to which this prospectus relates. This prospectus may be amended or supplemented from time to time to add or delete the names of selling shareholders to or from the list of selling shareholders or to otherwise amend or supplement the information in the table set forth below.

                                          POSITION(S) WITH                                 NUMBER OF SHARES
             NAME OF SELLING              COMPANY IN PAST         NUMBER OF SHARES         COVERED BY THIS
               SHAREHOLDER                  THREE YEARS               OWNED  (1)              PROSPECTUS
      ------------------------------- ----------------------- ------------------------ -----------------------
      Kevin J. Bradley                Director                        73,145                   27,845
      Steven Lazarus                  Director                       139,685                   27,845
      Patricia McGinnis               Director                        65,345                   27,845
      Jonathan Newcomb                Director                        60,145                   27,845
      David Taylor                    Director and                    35,345                   27,845
                                      Consultant and formerly
                                      Chief Executive Officer
                                      of Datastream International
                                      Limited and ICV Limited,
                                      each a subsidiary of the
                                      Company
      Constance K. Weaver             Director                        72,845                   27,845

(1) Assumes the exercise in full of all of the options granted to the selling shareholder under the Plan as of the date of this prospectus.

                              PLAN OF DISTRIBUTION

     The selling shareholders may sell registered shares of common stock in any of the following ways:

     -    through dealers;

     -    through agents; or

     -    directly to one or more purchasers.

     The distribution of the shares of common stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions)

     - on the New York Stock Exchange and Pacific Exchange in transactions pursuant to and in accordance with the rules of such exchanges,

     -    in the over-the-counter market, or

     - in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions.

     Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or commissions from purchasers of shares of common stock for whom they may act as agent. The selling shareholders and any broker-dealers or agents that participate in the distribution of shares of common stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act. Affiliates of one or more selling shareholders may act as principal or agent in connection with the offer or sale of shares of common stock by the selling shareholders.

                                  LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered hereby has been passed upon by Michael R. Kargula, Esq., Executive Vice President, General Counsel, and Secretary to the Company. As of July 1, 1999, Mr. Kargula beneficially owned 326,066 shares of Primark's common stock, including options that currently are exercisable or are exercisable within 60 days of such date. This number of shares beneficially owned by Mr. Kargula as of July 1, 1999, does not include shares that have been acquired by Mr. Kargula under the Savings and Stock Ownership Plan after such date, the number of which is indeterminable as of the date of this prospectus.

                                     EXPERTS

     Our financial statements and related financial statement schedule incorporated by reference in this prospectus from the Company's Annual Report on Form 10K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Primark with the SEC (File No. 1-8260) are hereby incorporated by reference in this prospectus:

     -    Annual Report on Form 10-K for the fiscal year ended December 31,
          1998;

     -    Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
          1999;

     - Current Report on Form 8-K dated March 3, 1999, as amended by Current Report on Form 8-K/A dated April 7, 1999; and

     - Description of the Company's common stock as set forth in its Form 10 dated November 17, 1981, Form 8-A dated October 18, 1985, Form 8-A dated June 16, 1992, and Form 8-A dated June 20, 1997.

     All documents filed by Primark under Section 12(b), 12(g), 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of common stock covered by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part of the prospectus from the date of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated in this prospectus by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The Company will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above or elsewhere herein that have been incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written requests for such copies should be directed to Primark Corporation, Investor Relations, 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02154, telephone (781) 466-6611.

                              AVAILABLE INFORMATION

     Primark Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, and files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be inspected and copied, at prescribed rates, at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the Commission's New York Regional Office at Seven World Trade Center, New York, New York 10048, and Chicago Regional Office at Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60611. Copies of such material also can be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This web site can be accessed at http://www.sec.gov. The Company's common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange, and such reports, proxy statements, and other information can be inspected at the offices of the NYSE at Room 401, 20 Broad Street, New York, New York 10005 and the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

     The Company has filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933 with respect to the common stock offered by means of this prospectus. This prospectus constitutes a part of the registration statement, but does not contain all of the information in the registration statement and in the exhibits and schedules to the registration statement. For further information with respect to Primark Corporation and its common stock, please refer to the registration statement, exhibits and schedules. The registration statement may be inspected without charge at the SEC locations discussed in the paragraph above.

--------------------------------------------------------------------------------
No person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time after the date of this prospectus.

                                TABLE OF CONTENTS

                                                                                                    Page

Our Company..........................................................................................2
Risk Factors.........................................................................................2
Use of Proceeds......................................................................................5
Selling Shareholders.................................................................................6
Plan of Distribution.................................................................................6
Legal Matters........................................................................................7
Experts..............................................................................................7
Incorporation of Certain Documents by Reference......................................................7
Available Information ...............................................................................8



                               PRIMARK CORPORATION




                                200,000 Shares of
                                  Common Stock



                                   PROSPECTUS



                                 July 28 , 1999

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Commission, are incorporated in this registration statement by reference and made a part hereof:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
1999;

     3. Current Report on Form 8-K dated March 3, 1999, as amended by Current Report on Form 8-K/A dated April 7, 1999; and

     4. Description of the Company's common stock as set forth in its Form 10 dated November 17, 1981, Form 8-A dated October 18, 1985, Form 8-A dated June 16, 1992, and Form 8-A dated June 20, 1997.

     All documents subsequently filed by the registrant with the SEC pursuant to
Section 12(b), 12(g), 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of common stock offered hereby has been passed upon by Michael R. Kargula, Esq., Executive Vice President, General Counsel, and Secretary to the Company. As of July 1, 1999, Mr. Kargula beneficially owned 326,066 shares of Primark's common stock, including options that currently are exercisable or are exercisable within 60 days of such date. This number of shares beneficially owned by Mr. Kargula as of July 1, 1999, does not include shares that have been acquired by Mr. Kargula under the Savings and Stock Ownership Plan after such date, the number of which is indeterminable as of the date of this prospectus.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 561 through 571 of the Michigan Business Corporation Act (the "MBCA") contain detailed provisions concerning the indemnification of directors, officers, employees, and agents against judgments, penalties, fines and amounts paid in settlement of litigation that they may incur in their capacity as such.
Section 561 through 571 of the MBCA, which are filed as Exhibit 99.1 to this registration statement, are incorporated herein by reference.

     Article VIII of the Articles of Incorporation of the registrant provides that the registrant shall indemnify any person who is or was a director or officer of the registrant or is or was serving at the request of the registrant as director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or proceeding to the full extent provided by the MBCA from time to time in effect.

     Section 6.1 of the By-laws of the registrant provides that the registrant shall indemnify its officers, directors, employees, agents and other persons to the fullest extent to which corporations are empowered to indemnify such persons at law.

     Article IX of the Articles of Incorporation of the registrant provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for a violation of Section 551(1) of the MBCA or (iv) for any transaction from which the director derived any improper personal benefit.

     The Company maintains a director's and officer's liability insurance policy that covers its directors and officers for certain claims and actions incurred in the course of their duties, including, under certain circumstances, alleged violations of the Securities Act of 1933, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The exhibits to this registration statement are listed in the Exhibit Index, which appears immediately after the signature page and is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports or other documents filed by the registrant pursuant to section 12, section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on July 28, 1999.

                                   PRIMARK CORPORATION



                                   By: /s/ Stephen H. Curran
                                       --------------------------------
                                           Stephen H. Curran
                                           Executive Vice President and
                                           Chief Financial Officer



                                POWER OF ATTORNEY

     The undersigned directors and officers of Primark Corporation, a Michigan corporation, hereby severally constitute and appoint Joseph E. Kasputys, Stephen
H. Curran and Michael R. Kargula, and each of them (with full power to act without the others), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, and in his or her name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a registration statement covering shares of common stock of the corporation which have been issued or may be issued under its 1999 Stock Option Plan for Non-Employee Directors, and thereafter to execute and file any post-effective amendments to the registration statement and amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform every and all acts and things whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the time thereof, hereby ratifying and confirming all that said attorneys and agents, or any of them, or their substitute or his substitute, may or shall lawfully do, or cause to be done, by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                               Date

              *                             Chairman, President and             July 27, 1999
------------------------------              Chief Executive Officer
Joseph E. Kasputys                          (Principal Executive Officer)


/s/ STEPHEN H. CURRAN                       Executive Vice President and        July 27, 1999
------------------------------              Chief Financial Officer
Stephen H. Curran                           (Principal Financial and
                                            Accounting Officer)


              *                             Director                            July 27, 1999
------------------------------
Kevin J. Bradley


              *                             Director                            July 27, 1999
------------------------------
John C. Holt


              *                             Director                            July 27, 1999
------------------------------
Steven Lazarus


              *                             Director                            July 27, 1999
------------------------------
Patricia  McGinnis


              *                             Director                            July 27, 1999
------------------------------
Jonathan Newcomb


              *                             Director                            July 27, 1999
------------------------------
David Taylor


              *                             Director                            July 27, 1999
------------------------------
Constance K. Weaver

                                INDEX OF EXHIBITS

Exhibit 4.1       Primark Corporation 1999 Stock Option Plan for Non-Employee Directors.

Exhibit 5.1       Opinion of Michael R. Kargula, Esq., Executive Vice
                  President, General Counsel and Secretary of the Company, regarding the legality of the securities being registered.

Exhibit 23.1      Consent of Deloitte & Touche LLP.

Exhibit 23.2      Consent of Michael R. Kargula, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

Exhibit 24.1      Power of Attorney (included on signature pages).